- --------------------------------------------------------------------------------

                                 POST-PETITION

                                REVOLVING CREDIT

                                      AND

                               SECURITY AGREEMENT

- --------------------------------------------------------------------------------

                                 CHEMICAL BANK,
                                FLEET BANK, N.A.
                                   AS LENDERS

                           FLEET BANK, N.A., AS AGENT

- --------------------------------------------------------------------------------

                                      WITH

- --------------------------------------------------------------------------------

                               ANDOVER TOGS, INC.

                       A Debtor and Debtor-in-Possession

- --------------------------------------------------------------------------------

                                  Dated as of
                                  May 15, 1996

- --------------------------------------------------------------------------------

                                Table of Contents

I.       DEFINITIONS..............................................................................  2
         1.1.        Accounting Terms.............................................................  2
         1.2.        General Terms................................................................  2
         1.3.        Uniform Commercial Code Terms................................................ 15
         1.4.        Certain Matters of Construction.............................................. 15
         1.5.        Use Restriction.............................................................. 15

II.      ADVANCES, PAYMENTS....................................................................... 16
         2.1.        Revolving Advances........................................................... 16
         2.2.        Procedure for Revolving Advances Borrowing................................... 16
         2.3.        Disbursement of Advance Proceeds............................................. 17
         2.4.        Maximum Advances............................................................. 17
         2.5.        Repayment of Advances........................................................ 17
         2.6.        Repayment of Excess Advances................................................. 18
         2.7.        Statement of Account......................................................... 18
         2.8.        Letters of Credit............................................................ 18
         2.9.        Issuance of Letters of Credit................................................ 19
         2.10.       Requirements For Issuance of Letters of Credit............................... 19
         2.11.       Additional Payments.......................................................... 21
         2.12.       Manner of Borrowing and Payment.............................................. 21
         2.13.       Mandatory Prepayments........................................................ 23

III.     INTEREST AND FEES........................................................................ 23
         3.1.        Interest..................................................................... 23
         3.2.        Letter of Credit Fees........................................................ 24
         3.3.        (a)     Reserved............................................................. 24
                     (b)     Facility Fee......................................................... 24
         3.4.        (a)     Collateral Evaluation Fee............................................ 24
                     (b)     Collateral Monitoring Fee............................................ 24
         3.5.        Computation of Interest and Fees............................................. 25
         3.6.        Maximum Charges.............................................................. 25
         3.7.        Increased Costs.............................................................. 25
         3.8.        Capital Adequacy............................................................. 26
         3.9.        Administrative Priority...................................................... 26

IV.      COLLATERAL:  GENERAL TERMS............................................................... 26
         4.1.        Security Interest in the Collateral.......................................... 27
         4.2.        Perfection of Security Interest.............................................. 27
         4.3.        Disposition of Collateral.................................................... 27
         4.4.        Preservation of Collateral................................................... 28
         4.5.        Ownership of Collateral...................................................... 28
         4.6.        Defense of Agent's and Lender's Interests.................................... 28
         4.7.        Books and Records............................................................ 29
         4.8.        Financial Disclosure......................................................... 29
         4.9.        Compliance with Laws......................................................... 30
         4.10.       Inspection of Premises....................................................... 30
         4.11.       Insurance.................................................................... 30
         4.12.       Failure to Pay Insurance..................................................... 31
         4.13.       Payment of Taxes............................................................. 31


                                       -i-




         4.14.       Payment of Leasehold Obligations............................................. 32
         4.15.       Receivables.................................................................. 32
                     (a)     Nature of Receivables................................................ 32
                     (b)     Solvency of Customers................................................ 32
                     (c)     Locations of Debtor.................................................. 32
                     (d)     Collection of Receivables............................................ 32
                     (e)     Notification of Assignment of Receivables............................ 33
                     (f)     Power of Agent to Act on Debtor's Behalf............................. 33
                     (g)     No Liability......................................................... 34
                     (h)     Establishment of a Lockbox Account,
                             Dominion Account..................................................... 34
                     (i)     Adjustments.......................................................... 34
         4.16.       Inventory.................................................................... 34
         4.17.       Maintenance of Equipment..................................................... 34
         4.18.       Exculpation of Liability..................................................... 35
         4.19.       Environmental Matters........................................................ 35
         4.20.       Limitations on Financing Statements.......................................... 37
         4.21.       No Filings Required.......................................................... 37
         4.22.       Survival..................................................................... 38

V.       REPRESENTATIONS AND WARRANTIES........................................................... 38
         5.1.        Authority.................................................................... 38
         5.2.        Formation and Qualification.................................................. 39
         5.3.        Reserved..................................................................... 39
         5.4.        Tax Returns.................................................................. 39
         5.5.        The Projections.............................................................. 39
         5.6.        Reserved .................................................................... 40
         5.7.        O.S.H.A. and Environmental Compliance........................................ 40
         5.8.        No Litigation, Violation, Indebtedness or Default............................ 40
         5.9.        Reserved..................................................................... 41
         5.10.       Licenses and Permits......................................................... 41
         5.11.       Reserved .................................................................... 41
         5.12.       Reserved .................................................................... 41
         5.13.       No Burdensome Restrictions................................................... 42
         5.14.       No Labor Disputes............................................................ 42
         5.15.       Margin Regulations........................................................... 42
         5.16.       Investment Company Act....................................................... 42
         5.17.       Disclosure................................................................... 42
         5.18.        Reserved ................................................................... 42
         5.19.       Conflicting Agreements....................................................... 42
         5.20.       Application of Certain Laws and Regulations.................................. 42
         5.21.       Business and Property of Debtor.............................................. 43

VI.      AFFIRMATIVE COVENANTS.................................................................... 43
         6.1.        Payment of Fees.............................................................. 43
         6.2.        Conduct of Business and Maintenance of Existence
                     and Assets................................................................... 43
         6.3.        Violations................................................................... 43
         6.4.        Reserved..................................................................... 43
         6.5.        Reserved..................................................................... 43
         6.6.        Reserved..................................................................... 44
         6.7.        Reserved..................................................................... 44

                                             -ii-


         6.8.        Reserved..................................................................... 44
         6.9.        Execution of Supplemental Instruments........................................ 44
         6.10.       Reserved..................................................................... 44
         6.11.       Reserved..................................................................... 44
         6.12.       Operating Account............................................................ 44
VII.     NEGATIVE COVENANTS....................................................................... 44
         7.1.        Merger, Consolidation, Acquisition and Sale of
                     Assets....................................................................... 44
         7.2.        Creation of Liens............................................................ 44
         7.3.        Guaranties................................................................... 44
         7.4.        Investments.................................................................. 45
         7.5.        Loans........................................................................ 45
         7.6.        Capital Expenditures......................................................... 45
         7.7.        Dividends.................................................................... 45
         7.8.        Indebtedness................................................................. 45
         7.9.        Nature of Business........................................................... 46
         7.10.       Transactions with Affiliates................................................. 46
         7.11.       Leases....................................................................... 46
         7.12.       Subsidiaries................................................................. 46
         7.13.       Fiscal Year and Accounting Changes........................................... 46
         7.14.       Pledge of Credit............................................................. 47
         7.15.       Amendment of Articles of Incorporation, By-Laws.............................. 47
         7.16.       Compliance with ERISA........................................................ 47
         7.17.       Prepayment of Indebtedness................................................... 47

VIII.    CONDITIONS PRECEDENT..................................................................... 47
         8.1.        Conditions to Initial Advances............................................... 47
                     (a)     Note................................................................. 48
                     (b)     Filings, Registrations and Recordings................................ 48
                     (c)     Corporate Proceedings of Debtor...................................... 48
                     (d)     Incumbency Certificates of Debtor.................................... 48
                     (e)     Certificates......................................................... 48
                     (f)     Good Standing Certificates........................................... 48
                     (g)     Reserved............................................................. 48
                     (h)     No Litigation........................................................ 49
                     (i)     Fees................................................................. 49
                     (j)     Insurance............................................................ 49
                     (k)     Payment Instructions................................................. 49
                     (l)     Reserved;............................................................ 49
                     (m)     Consents............................................................. 49
                     (n)     Bankruptcy Court Order............................................... 49
                     (o)     Reserved............................................................. 49
                     (p)     Reaffirmations....................................................... 49
                     (r)     Other................................................................ 50
         8.2.        Conditions to Each Advance................................................... 50
                     (a)     Representations and Warranties....................................... 50
                     (b)     No Default........................................................... 50
                     (c)     Bankruptcy Court Order............................................... 50
                     (d)     Maximum Advances..................................................... 50
                     (e)     Borrowing Base Certificate........................................... 51

                                      -iii-



IX.      INFORMATION AS TO DEBTOR................................................................. 52
         9.1.        Disclosure of Material Matters............................................... 52
         9.2.        Schedules.................................................................... 52
         9.3.        Reserved .................................................................... 52
         9.4.        Litigation................................................................... 52
         9.5.        Material Occurrences......................................................... 52
         9.6.        Reserved .................................................................... 53
         9.7.        Reserved .................................................................... 53
         9.8.        Reserved .................................................................... 53
         9.9.        Reserved .................................................................... 53
         9.10.       Financial Reports and Other Reports.......................................... 53
         9.11.       Additional Information....................................................... 53
         9.12.       Projected Operating Budget................................................... 53
         9.13.       ERISA Notices and Requests................................................... 53
         9.14.       Additional Documents......................................................... 54

X.       EVENTS OF DEFAULT........................................................................ 54

XI.      LENDERS' RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT...................................... 56
         11.1.       Rights and Remedies.......................................................... 56
         11.2.       Lender's Discretion.......................................................... 57
         11.3.       Setoff....................................................................... 58
         11.4.       Rights and Remedies not Exclusive............................................ 58

XII.     WAIVERS AND JUDICIAL PROCEEDINGS......................................................... 58
         12.1.       Waiver of Notice............................................................. 58
         12.2.       Delay........................................................................ 58
         12.3.       Jury Waiver.................................................................. 58

XIII.    EFFECTIVE DATE AND TERMINATION........................................................... 58
         13.1.       Term......................................................................... 58
         13.2.       Termination.................................................................. 59

XIV.     REGARDING AGENT.......................................................................... 59
         14.1.       Appointment.................................................................. 59
         14.2.       Nature of Duties............................................................. 60
         14.3.       Lack of Reliance on Agent and Resignation.................................... 60
         14.4.       Reserved..................................................................... 60
         14.5.       Reserved..................................................................... 60
         14.6.       Reserved..................................................................... 60
         14.7.       Indemnification.............................................................. 60
         14.8.       Agent in its Individual Capacity............................................. 61
         14.9.       Reserved..................................................................... 61
         14.10.      Debtor's Undertaking to Agent................................................ 61

XV.      MISCELLANEOUS............................................................................ 61
         15.1.       Governing Law................................................................ 61
         15.2.       Entire Understanding......................................................... 62
         15.3.       Successors and Assigns; Participations; New
                     Lenders...................................................................... 63
         15.4.       Application of Payments...................................................... 64
         15.5.       Indemnity.................................................................... 64


                                      -iv-


         15.6.       Notice....................................................................... 64
         15.7.       Survival..................................................................... 65
         15.8.       Severability................................................................. 65
         15.9.       Expenses..................................................................... 66
         15.10.      Injunctive Relief............................................................ 66
         15.11.      Consequential Damages........................................................ 66
         15.12.      Captions..................................................................... 66
         15.13.      Counterparts; Telecopied Signatures.......................................... 66
         15.14.      Construction................................................................. 66

                                REVOLVING CREDIT
                                       AND
                               SECURITY AGREEMENT


               Revolving Credit and Security Agreement dated as of May 15, 1996 between ANDOVER TOGS, INC., DEBTOR AND DEBTOR-IN-POSSESSION, CHEMICAL BANK and FLEET BANK, N.A. f/k/a NATWEST BANK N.A., (collectively, the "Lenders" and individually a "Lender") and FLEET BANK, N.A. ("Fleet"), a nationally charted banking institution, as collateral agent for the Lenders (Fleet in such capacity, the "Agent").


                                   BACKGROUND

                                    RECITALS

               Andover Togs, Inc. (as in existence prior to the Chapter 11 Case (as hereafter defined) referred to as "Debtor") and Lenders are parties to various agreements, documents and instruments as more fully described in Exhibit A attached hereto pursuant to which Debtor granted to Lenders and Agent for the ratable benefit of Lenders a security interest in substantially all its personal property and fixtures and a mortgage lien on real property located in Alabama as more specifically set forth therein and in connection therewith Debtor executed notes in favor of Lenders (collectively, "Original Notes" and together with all such other documents, the "Pre-Petition Financing Agreements"). As of the Filing Date (as hereinafter defined), pursuant to the Pre-Petition Financing Agreements, Debtor was indebted to Lenders in the amount of $18,689,706.24 (the "Pre-Petition Loans"). Each of Debtor's wholly owned subsidiaries, Springdale Fashions, Inc. ("Springdale"), Tortoni Manufacturing Corp. ("Tortoni") and Stonehenge Financial Corp ("Stonehenge") (each such entity a "Guarantor" and collectively, the "Guarantors") guaranteed the repayment to Lenders of the Pre-Petition Loans and executed security agreements in favor of Agent for the ratable benefit of Lenders pursuant to which Guarantors granted security interests in substantially all of its personal property (collectively, the "Subsidiary Security Agreements") (the liens granted under the (i) Pre-Petition Financing Agreements, and (ii) the Subsidiary Security Agreements shall collectively be referred to as the "Pre-Petition Liens" and the collateral pledged pursuant thereto is collectively referred to as the "Pre-Petition Collateral").

               On March 19, 1996 (the "Filing Date"), Debtor and the Guarantors filed Petitions for Relief Under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York.

               Debtor is in need of financing in order to continue its operations, and Debtor has requested that the Lenders make a credit facility available to Debtor and Lenders are willing to do so on the terms and conditions set forth herein.

               NOW THEREFORE, in consideration of the mutual covenants and undertakings herein contained, Debtor and Lenders hereby agree as follows:

I. DEFINITIONS.

              1.1. Accounting Terms. As used in this Agreement, the Note (as hereinafter defined), or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section
1.2 or elsewhere in this Agreement and accounting terms partly defined in
Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP (as hereinafter defined); provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP applied in preparation of the audited financial statements of Debtor for the fiscal year ended.

              1.2 General Terms. For purposes of this Agreement the following terms shall have the following meanings:

              "Accountants" shall have the meaning set forth in Section 9.7 hereof.

              "Advance Rates" shall have the meaning set forth in Section 2.1 hereof.

              "Advances" shall mean and include the Revolving Advances, Letters of Credit, Standby Letters of Credit, Airway Releases and Steamship Guaranties.

              "Affiliate" of any Person shall mean any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote
10% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

              "Agreed Administrative Expense Priorities" shall mean with respect to administrative expenses of the Debtors, the following order of priority:

              first, all Obligations provided, however, if sufficient funds are not otherwise available from the Debtor's estate, solely upon the (i) occurrence of an Event of Default or (ii) expiration of the Term, funds shall be made available by Lenders from the liquidation of the Collateral to pay (a) the statutory fees of the United States Trustee pursuant to 28 U.S.C. SS.1930(a) and
(b) the reasonable fees and expenses of professionals retained by Debtors and any Official Committee of Unsecured Creditors appointed pursuant to order of the Bankruptcy Court in an aggregate amount not to exceed $1,000,000 exclusive of any prepetition retainers but inclusive of the Carve-Out as set forth in the First Financing Order (as hereinafter defined) plus all fees accrued by the Professionals but unpaid upon the occurrence of an Event of Default up to a maximum amount of an additional $800,000 for a total of $1,800,000 which fees and expenses (i) have been approved by final order of the Bankruptcy Court and
(ii) were not incurred in connection with any challenge to the validity, extent, priority, perfection and enforceability of the Pre-Petition Liens; provided, however, that any investigation by the professionals retained by the unsecured creditors' committee of the validity, extent, priority, perfection and enforceability of the Pre-Petition Liens or Post-Petition Liens shall be included in this carve-out; provided, further, so long as an Event of Default has not occurred, Debtor shall be permitted to pay from availability under this facility the fees and expenses of professionals during the Term as such may be allowed and become due and payable by order of the Bankruptcy Court pursuant to Bankruptcy Code SS.SS.330 and 331 and such payments shall not be applied against the "Carve-Out" as defined in the Bankruptcy Court Order, and second, all other allowed administrative expenses.

              "Airway Releases" shall mean any airway release issued after the Filing Date on behalf of the Debtors.

              "Authority" shall have the meaning set forth in Section 4.19(d) hereof.

              "Bankruptcy Code" shall mean Title 11, United States Code.

              "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York or such other court having jurisdiction over Debtor's Chapter 11 Case.

              "Bankruptcy Court Order" shall mean an order of the Bankruptcy Court in the form of Exhibit 8.1(n) attached hereto and made a part hereof, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of Lenders approving this Agreement.

              "Borrowing Base Certificate" shall mean the borrowing base certificate in the form attached hereto as Exhibit B.

              "Business Day" shall mean any day other than a day on which commercial banks in New York are authorized or required by law to close.

              "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. SS.SS.9601 et seq.

              "Chapter 11 Case" shall mean Debtor's reorganization case under chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court.

              "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, Debtor or any Guarantors.

              "Closing Date" shall mean the date on which the Bankruptcy Court Order is entered or such other date as may be agreed to by the parties hereto.

              "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

              "Collateral" shall mean all property of the Debtor including but not limited to:

                   (a) all Receivables;

                   (b) all Equipment;

                   (c) all General Intangibles;

                   (d) all Inventory;

                   (e) all Real Property;

                   (f) all of Debtor's right, title and interest in and to (i) its goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Debtor's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase;
(iii) all additional amounts due to Debtor from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Obligations under this Agreement; (v) all of Debtor's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by Debtor, all real and personal property of third parties in which Debtor has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which Debtor has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto, or under any other agreement between Agent and Debtor;

                   (g) all of Debtor's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Debtor or in which it has an interest), computer programs, tapes, disks and documents relating to clauses (a), (b), (c), (d), (e), (f),
(g), or (h) of this definition; and

                   (h) all claims against affiliates and subsidiaries and recoveries from third parties (including without limitation, recoveries from actions pursuant to Bankruptcy Code SS.SS.544 through and including 550, and SS.553 but excluding any recovery from such actions against the Lenders); and

                   (i) all proceeds and products of the items specified in clauses (a), (b), (c), (d), (e), (f), (g), (h) and (i) of this definition in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including but not limited to hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds;

subject to the limitation set forth in Section 4.1 hereof.

               "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(b) hereof.

               "Committee Counsel" shall mean the counsel retained pursuant to order of the Bankruptcy Court and Bankruptcy Code SS.1103, to represent any Official Committee of Unsecured Creditors appointed in the Chapter 11 Case.

               "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Debtor's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

               "Contract Rate" shall mean, as applicable, the Revolving Interest Rate or the Default Rate.

               "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Debtor, are treated as a single employer under Section 414 of the Code.

               "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Debtor, pursuant to which Debtor is to deliver any personal property or perform any services.

               "Debtor" shall have the meaning set forth in the Recitals to this Agreement and shall extend to all permitted successors and assigns of Debtor.

               "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

               "Default Notice" shall mean the giving of notice to Debtor of an Event of Default hereunder.

               "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

               "Depository Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

               "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

               "Dollar" and the symbol "$" shall mean lawful currency of the United States of America.

               "Eligible Inventory" shall mean and include finished goods Inventory (excluding work in process, piece goods and raw materials), valued at the lower of cost or market value, determined on a first-in-first-out basis after appropriate reserves determined in accordance with Debtor's normal business practices.

               "Eligible Receivables" shall mean each Receivable arising in the ordinary course of Debtor's business. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's perfected security interest and to no other Lien other than Permitted Encumbrances, and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

               (a) it arises out of a sale made by Debtor to an Affiliate of Debtor or to a Person controlled by an Affiliate of Debtor;

               (b) it is due or unpaid more than ninety (90) days after the original invoice due date but not more than one hundred fifty (150) days after the original invoice date;

               (c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder;

               (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

               (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing, provided, however, a Receivable due from a Customer which was created subsequent to the commencement of a case under Chapter 11 of the Bankruptcy Code by or against that Customer shall not be deemed ineligible solely by virtue of this clause
(e);

               (f) the sale is to a Customer whose place of business is outside the continental United States of America, other than Hawaii, Puerto Rico and the Virgin Islands, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its reasonable discretion;

               (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

               (h) Reserved

               (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them but only to the extent that the aggregate face amount of the subject Receivables so owed exceed ten percent (10%) of the aggregate amount of all of Debtor's Receivables (the "Excess Receivables"), unless as to any such Excess Receivables Debtor assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

               (j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by Debtor or the Receivable otherwise does not represent a final sale;

               (k) Reserved

               (l) the Receivable is subject to any offset, deduction, defense, dispute arising out of non-product related claims for which additional documentation is requested to the extent such dispute is not resolved within 150 days of the original invoice date or counterclaim or the Customer is also a creditor or supplier or the Receivable is contingent in any respect or for any reason;

               (m) shipment of the merchandise or the rendition of services has not been completed;

               (n) to the extent any return, rejection or repossession of the merchandise has occurred; or

               (o) such Receivable is not payable to Debtor.

               "Environmental Complaint" shall have the meaning set forth in
Section 4.19(d) hereof.

               "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

               "Equipment" shall mean and include all of Debtor's goods (excluding Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

               "Event of Default" shall mean the occurrence and continuance of any of the events set forth in Article X hereof.

               "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

               "Filing Date" shall mean March 19, 1996.

               "Formula Amount" shall have the meaning set forth in Section 2.1 hereof.

               "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

               "General Intangibles" shall mean and include all of Debtor's general intangibles, whether now owned or hereafter acquired, including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Debtor to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

               "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

               "Guaranties" shall mean the guaranties of the obligations of Debtor executed by the Guarantors in favor of the Lenders.

               "Guarantors" shall have the meaning set forth in the Recitals to this Agreement.

               "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d) hereof.

               "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

               "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

               "Indebtedness" of a Person at a particular date shall mean all obligations of such Person (i) for borrowed money, (ii) for all guaranties,
(iii) for all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person, (iv) with respect to capitalized lease Obligations and
(v) for reimbursement Obligations with respect to the Letters of Credit including the Standby Letter of Credit, Steamship Guaranties and Airway Releases. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

               "Inventory" shall mean all of Debtor's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials including piece goods, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Debtor's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

               "Inventory Advance Rate" shall have the meaning set forth in
Section 2.1(ii) hereof.

               "Lender" and "Lenders" shall have the meanings ascribed to such terms in the Preamble to this Agreement and shall include each person which is a transferee, successor or assign of any Lender or any Purchasing Lender.


               "Letter of Credit Fees" shall have the meaning set forth in
Section 3.2 hereof.

               "Letters of Credit" shall have the meaning set forth in Section
2.8 hereof.

               "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

               "Material Adverse Effect" shall mean a material adverse effect on
(a) the condition, operations, assets, business or prospects of the applicable Person or Persons, (b) Debtor's ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent and Lenders' rights and remedies under this Agreement and the Other Documents.

               "Maximum Revolving Advance Amount" shall mean $11,000,000 or the amount determined after any reduction pursuant to Section 2.13 hereof.

               "Mortgage" shall mean the mortgage on the Real Property dated March 8, 1996 securing the original principal amount of $1,400,000 together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

               "Net Cash Proceeds" shall mean the proceeds of the sale of Non-Core Collateral net of all reasonable costs and expenses incurred in connection therewith, including but not limited to, brokerage commissions, taxes otherwise senior to the lien of Lenders, and discharge of liens otherwise senior to the lien of Lenders.

               "Non-Core Collateral" shall have the meaning set forth in Section
2.13 hereof.

               "Note" shall mean the Revolving Credit Notes.

               "Obligations" shall mean and include any and all of Debtor's Indebtedness and/or liabilities to Agent or the Lenders or any corporation that directly or indirectly controls or is controlled by or is under common control with any Lender (other than any existing creditor of the Debtors other then Lenders) of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Debtor's Indebtedness and/or liabilities under this Agreement, Bankruptcy Court Order, the Pre-Petition Financing Agreement or under any other agreement between Agent or the Lenders and Debtor and all obligations of Debtor to Agent or the Lenders to perform acts or refrain from taking any action, except for the Debtor's obligations in respect of the Industrial Revenue Bond relating to the Debtor's Pisgah, Alabama facility.

               "Other Documents" shall mean the Mortgage, the Note, and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Debtor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

               "Out-of-Pocket Expenses" shall have the meaning set forth in the Bankruptcy Court Order.

               "Overadvance Amount" shall mean an amount equal to the dollar value of the Special Collateral up to an aggregate maximum principal amount of $1,500,000 which may include the amount of any Overadvance that has been collateralized by Special Collateral.

               "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly, at least 50% of the shares of stock or other ownership interests having voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

               "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

               "Payment Office" shall mean initially 175 Water Street, New York, New York 10038; thereafter, such other office of Agent, if any, which it may designate by notice to Debtor and each Lender to be the Payment Office.

               "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of the Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Debtor; provided, that, such Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens in existence on the Filing Date; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Debtor's business; (f) judgment Liens that have been stayed or bonded and mechanics', worker's, materialmen's or other like Liens arising in the ordinary course of Debtor's business with respect to obligations which are not due or which are being contested in good faith by Debtor; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of Debtor and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year after the date hereof shall not exceed the amount provided for in Section 7.6; (h) other Liens incidental to the conduct of Debtor's business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Agent's rights in and to the Collateral or the value of Debtor's property or assets or which do not materially impair the use thereof in the operation of Debtor's business; and (i) Liens disclosed on Schedule 1.2.

               "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

               "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA, maintained for employees of Debtor or any member of the Controlled Group or any such Plan to which Debtor or any member of the Controlled Group is required to contribute on behalf of any of its employees.

               "Pre-Petition Loans" shall have the meaning set forth in the Recitals to this Agreement.

               "Prime Rate" shall mean the prime commercial lending rate of the Agent as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by the Agent as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Agent to any particular class or category of customers of the Agent.

               "Purchasing Lender" shall have the meaning set forth in Section
15.3 hereof.

               "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. SS.SS. 6901 et seq., as same may be amended from time to time.

               "Real Property" shall mean all of Debtor's right, title and interest in and to the four pieces of real property located in Jackson County, Alabama.

               "Receivables" shall mean and include all of Debtor's accounts, contract rights, instruments (including those evidencing indebtedness among Debtor and its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Debtor arising out of or in connection with the sale of Inventory in the ordinary course of business or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Agent hereunder.

               "Receivables Advance Rate" shall have the meaning set forth in
Section 2.1(i) hereof.

               "Related Person" shall mean as to any Person, any other Person which, together with such Person, is treated as a single employer under Section 414(c) of the Code.

               "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

               "Required Lenders" shall mean Lenders holding one hundred percent (100%) of the Advances.

               "Revolving Advances" shall mean Advances other than Letters of Credit, Standby Letter of Credit, Airway Releases and Steamship Guaranties.

               "Revolving Credit Note" shall mean the promissory notes referred to in Section 2.1 hereof.

               "Revolving Interest Rate" shall mean an interest rate per annum equal to the sum of the Prime Rate plus two percent (2%).

               "Scottsboro Indenture" shall have the meaning set forth in
Section 4.1 of this Agreement.

               "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

               "Special Collateral" shall mean the cash, cash equivalents or marketable securities at appropriate margin value for each such security based on industry standards (which cash equivalents or marketable securities must be reasonably satisfactory to Lenders in all respects) pledged by persons other than the Debtor or the Guarantors as security for the Overadvance Amount and in which Agent has obtained a first priority security interest for the ratable benefit of the Lenders.

               "Standby Letter of Credit" shall mean the Standby Letter of Credit issued prior to the Filing Date but assumed and ratified by the Debtors in the outstanding face amount of $610,000.

               "Steamship Guaranties" shall mean any steamship guaranties issued after the Filing Date on behalf of the Debtors.

               "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

               "Term" shall mean the Closing Date through December 31, 1996, as same may be extended in accordance with the provisions of Section 13.1 hereof.

               "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of either Debtor or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a

"substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of either Debtor or any member of the Controlled Group from a Multiemployer Plan.

               "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. SS.SS. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

               "Transferee" shall have the meaning set forth in Section 15.3(b) hereof.

               "Week" shall mean the time period commencing with a Wednesday and ending on the following Tuesday.

               1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

               1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Other Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

               1.5. Use Restriction. Advances made available to the Debtor shall be used to refinance all Indebtedness owed to the Lenders under the Pre-Petition Financing Agreements and the First Financing Order (as defined in the Bankruptcy Court Order) and for working capital purposes (which shall include payment of the Agreed

Administrative Expense Priorities) and not for any acquisitions or bulk asset purchases outside the ordinary course of business without Lenders' prior written consent.

II. ADVANCES, PAYMENTS.

               2.1. Revolving Advances. Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make new Revolving Advances to Debtor from time to time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount plus the Overadvance Amount less the aggregate amount of outstanding Advances or (y) an amount equal to the sum of:

                   (i) 85% ("Receivables Advance Rate") of Eligible Receivables, plus

                   (ii) 50% ("Inventory Advance Rate"), of the value of the Eligible Inventory (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates"); provided, however, the maximum amount of outstanding Advances against Eligible Inventory (exclusive of Eligible Inventory to be purchased pursuant to Letters of Credit) shall not exceed $4,000,000 in the aggregate at any one time, plus

                   (iii) the Overadvance Amount, plus

                   (iv) the product of (a) the aggregate amount of outstanding documentary Letters of Credit issued with respect to the purchase of Eligible Inventory multiplied by (b) the Inventory Advance Rate, minus

                   (v) the aggregate amount of outstanding Advances.

               The amount derived from the sum of Sections 2.1(i), (ii), (iii) and (iv) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by the secured promissory notes ("Revolving Credit Notes") substantially in the form attached hereto as
Exhibit 2.1.

               2.2. Procedure for Revolving Advances Borrowing.

                   Debtor must notify Agent prior to 11:30 a.m. (New York time) on a Business Day of its request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation including the Letters of Credit become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

               2.3. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Debtor to Agent or Lenders, shall be charged to Debtor's account on Agent's books. During the Term, Debtor may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Debtor or deemed to have been requested by Debtor under Section 2.2 hereof shall, with respect to requested Revolving Advances to the extent the Lenders make such Revolving Advances, be made available to Debtor on the day so requested by way of credit to Debtor's operating account at Fleet, or such other bank as Debtor may designate following notification to Agent, in federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

               2.4. Maximum Advances. The aggregate balance of Advances outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount plus the Overadvance Amount or (b) the Formula Amount.

               2.5. Repayment of Advances.

                   (a) The Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

                   (b) Debtor recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Debtor's account as of the Business Day on which Agent receives those items of payment, Debtor agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations within two (2) business days of receipt unless otherwise returned for any reason except for any payment from Walmart Stores, Inc. which shall be applied immediately. Agent is not, however, required to credit Debtor's account for the amount of any item of payment which is unsatisfactory to Agent in its reasonable business judgment and Agent may charge Debtor's account for the amount of any item of payment which is returned to Agent unpaid.

                   (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent at the Payment Office not later than 1:00 P.M. (New York
Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Debtor's account or by making Advances as provided in
Section 2.2 hereof.

                   (d) Subject to the Bankruptcy Court Order, Debtor shall pay principal, interest, and all other amounts payable hereunder, or under any Other Documents, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

               2.6. Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of (a) the sum of (i) the Maximum Revolving Advance Amount and (ii) the Overadvance Amount or (b) the Formula Amount, if any, (the "Overadvance") shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred. Debtor shall immediately notify Lenders of the existence of any such Overadvances as soon as Debtor becomes aware such Overadvance exists. The foregoing shall be subject to the right of Debtor to deposit Special Collateral in an amount sufficient to secure the Overadvance to cure any Default as provided in the Bankruptcy Court Order; provided, however, in no event shall the aggregate balance of Advances outstanding at any time exceed (a) the Maximum Revolving Advance Amount plus the Overadvance Amount or
(b) the Formula Amount.

               2.7. Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account in the name of Debtor in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Debtor a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lenders and Debtor, during such month and shall include the interest rate applicable from time to time during such period as well as the fees payable pursuant to Section 6.1, hereof. The monthly statements shall be deemed correct and binding upon Debtor in the absence of manifest error and shall constitute an account stated between Lenders and Debtor unless Agent receives a written statement of Debtor's specific exceptions thereto within thirty (30) days after such statement is received by Debtor. The records of Agent with respect to the loan account shall be prima facie evidence of the amounts of Advances and other charges thereto and of payments applicable thereto; provided that the amount of Out-of-Pocket Costs (as defined in the Bankruptcy Court Order) shall not be deemed payable unless and until they are payable under the terms of the Bankruptcy Court Order.

               2.8. Letters of Credit. Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of Letters of Credit or the replacement or modification of the Standby Letter of Credit (together with the outstanding letters of credit listed on Schedule A to the Bankruptcy Court Order (as same may be modified by the Debtor) the "Letters of Credit") provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit, Standby Letter of Credit, Steamship Guaranties or Airway Releases to the extent that the face amount of such Letters of Credit and Standby Letter of Credit, Steamship Guaranties or Airway Releases would then cause the Advances (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) to exceed the lesser of (x) the sum of (i) the Maximum Revolving Advance Amount and (ii) the Overadvance Amount, or (y) the Formula Amount. The maximum amount of outstanding Letters of Credit (exclusive of the Standby Letter of Credit) and Steamship Guaranties and Airway Releases shall not exceed Three Million Dollars ($3,000,000) in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the Revolving Interest Rate; Letters of Credit that have not been drawn upon shall not bear interest. Letters of Credit shall be subject to the terms and conditions set forth in the Letter of Credit and Security Agreement attached hereto as Exhibit 2.9.

               2.9. Issuance of Letters of Credit.

                   (a) Debtor may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Agent's standard form of Letter of Credit and Security Agreement together with Agent's standard form of Letter of Credit Application (collectively, the "Letter of Credit Application") completed to the satisfaction of Agent and paying all appropriate fees as set forth in Section 3.2 hereof; and, such other certificates, documents and other papers and information as Agent may reasonably request.

                   (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than six (6) months after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

              2.10. Requirements For Issuance of Letters of Credit.

                   (a) In connection with the issuance of any Letter of Credit Debtor shall indemnify, save and hold Agent and each Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent and any Lender, and expenses and reasonable attorneys' fees incurred by Agent or any Lender arising out of, or in connection with, any Letter of Credit to be issued or created for Debtor. Debtor shall be bound by Agent's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit issued or created for Debtor's account, although this interpretation may be different from Debtor's own, and, neither Agent nor any Lender, the bank which opened the Letter of Credit, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Debtor's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit except for Agent's or any Lender's or such correspondents' willful misconduct.

                   (b) Debtor shall authorize and direct any bank which issues a Letter of Credit to name Debtor as the "Account Party" therein and to deliver to Agent all instruments, documents, and other writings and property received by the bank pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, and the application.

                   (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, Debtor hereby appoints Agent, or its designee, as its attorney, with full power and authority (i) to sign and/or endorse Debtor's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign Debtor's name on bills of lading;
(iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of Debtor or Lender or Lender's designee, and to sign and deliver to Customs officials powers of attorney in the name of Debtor for such purpose; and (iv) to complete in Debtor's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                   (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all disbursements made with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each Revolving Advance made as a consequence of such disbursement. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of (i) the sum of (a) the Maximum Revolving Advance Amount and (b) the Overadvance Amount or (ii) the Formula Amount and such disbursement is not reimbursed by Debtor within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Debtor of any amount disbursed by Agent for which Agent had already been reimbursed by the Lenders, Agent shall deliver to each of the Lenders that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than Debtor) have been fully reimbursed for all payments made under or relating to Letters of Credit.

                   (e) Each Letter of Credit (except the Standby Letter of Credit or any replacement or modification thereof) shall be issued solely for the purchase of imported inventory and shall provide that airway bills shall be consigned to Agent and that ocean bills of lading shall be consigned to the order of Agent and the documents state that the goods subject to that Letter of Credit will be delivered to a port in the United States.

              2.11. Additional Payments. Any sums expended by Agent or any Lender due to Debtor's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, Debtor's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Debtor's account as a Revolving Advance and added to the Obligations.

              2.12. Manner of Borrowing and Payment.

                   (a) Each borrowing of Revolving Advances shall be advanced according to the Commitment Percentages of the Lenders.

                   (b) Each payment (including each prepayment) by Debtor on account of the principal of and interest on the Revolving Credit Note, shall be applied to the Revolving Advances pro rata according to the Commitment Percentages of the Lenders. Except as expressly provided herein or in the Bankruptcy Court Order, all payments (including prepayments) to be made by Debtor on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

                   (c) (i) Notwithstanding anything to the contrary contained in
Section 2.13 hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by Debtor on account of Revolving Advances shall be applied to those Revolving Advances made by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and the Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with its Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

                       (ii) Each Lender shall be entitled to earn interest at the Contract Rate on outstanding Revolving Advances which it has funded.

                       (iii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

                   (d) If any Lender or Participant (a "benefitted Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                   (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent and, in reliance upon such assumption, make available to Debtor a corresponding amount. Agent will promptly notify Debtor of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after a Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to Revolving Advances hereunder, on demand from Debtor; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Debtor's rights (if any) against such Lender.

              2.13. Mandatory Prepayments.

                   Should Debtor or any Guarantor individually or collectively sell or otherwise dispose of any Collateral (other than Receivables and Eligible Inventory) ("Non-Core Collateral") in the ordinary course of business, Debtor shall repay or cause such Guarantor to repay the then outstanding Advances in an amount equal to the Net Cash Proceeds of such sale, such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such Net Cash Proceeds, and until the date of payment, such proceeds shall be held in trust for Lender. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Notwithstanding the foregoing, (i) the first $300,000 of such Net Cash Proceeds shall be retained by Agent, not applied to the Obligations but held in a separate interest bearing account to be held for application in payment of the Carve-out as set forth in the Bankruptcy Court Order and (ii) one half of all Net Cash Proceeds resulting from sales of Non-Core Collateral in excess of the first $300,000 will be remitted to Agent for application to the Obligations and to permanently reduce the Maximum Revolving Advance

Amount and the balance will be used to reduce the Obligations but shall be readvanced to the Debtors upon appropriate request provided that the Debtor is entitled to a Revolving Advance under Section 2.1 hereof. Notwithstanding the foregoing, to the extent that piece goods are sold in the ordinary course of business up to $25,000 in the aggregate the Net Cash Proceeds of such Non-Core Collateral shall not be applied to reduce the Maximum Revolving Advance Amount nor applied to Section 2.13(i) above.

III. INTEREST AND FEES.

               3.1. Interest. Interest on Revolving Advances shall be payable in arrears on the last day of each month. Interest charges shall be computed on the actual principal of Revolving Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to the Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Prime Rate is increased or decreased, the Revolving Interest Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Prime Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the Revolving Interest Rate plus two (2%) percent per annum (the "Default Rate").

               3.2. Letter of Credit Fees.

                   Debtor shall pay to Agent or Lender (i) for the ratable benefit of the Lenders (A) for issuing or causing the issuance of a replacement or modification to the Standby Letter of Credit, a fee computed at the rate of two (2%) percent per annum on the outstanding amount thereof payable quarterly and (B) for issuing or causing the issuance of a Letter of Credit, a fee equal to Seventy-Five Dollars ($75.00) per Letter of Credit plus a payment commission equal to 1/4 of 1% of the payment amount of such letter of credit outstanding from time to time (the fees set forth in (A) and (B) above referred to as the "Letter of Credit Fees"), and (ii) Agent's or Lender's other customary charges payable in connection with Letters of Credit as the case may be, as in effect from time to time (which charges shall be furnished to Debtor by Agent upon request). Such fees and charges shall be payable in the case of any Letter of Credit, on its opening and at the time of each increase in payment amount thereof. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Agent's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

               3.3. (a) Reserved

                   (b) Facility Fee. Debtor shall pay a facility fee (i) in equal monthly installments of $20,000.00 beginning August 1, 1996 through November 1, 1996 plus (ii) $30,000.00 due on December 1, 1996.

               3.4. (a) Collateral Evaluation Fee. Debtor shall pay Agent a collateral evaluation fee equal to $1,500.00 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term. The collateral evaluation fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

                   (b) Collateral Monitoring Fee. Debtor shall pay to Agent (for the ratable benefit of Lenders) on the first day of each month, a collateral monitoring fee in an amount equal to $750 per month, plus all costs and disbursements reasonably incurred by Agent's employees in the performance of such examination or analysis.

                   (c) In no event shall the fees described in clauses (a) and
(b) above exceed $2,250 per month except no such limitation shall be applicable following acceleration of all sums due and owing hereunder and enforcement of Lenders' remedies hereunder.

               3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate during such extension.

               3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Agent or any Lender has received interest and other charges hereunder in excess of the highest rate permissible hereto, such excess amount shall be first applied to any unpaid principal balance owed by Debtor, and if the then remaining excess amount is greater than the previously unpaid principal balance, the Lenders shall promptly refund such excess amount to Debtor and the provisions hereof shall be deemed amended to provide for such permissible rate.

               3.7. Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling

Agent or any Lender) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                   (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

                   (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                   (c) impose on Agent or any Lender any other condition with respect to this Agreement, any Other Documents;

and the result of any of the foregoing is to increase the cost to Agent or Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Debtor shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Debtor, and such certification shall be conclusive absent manifest error.

               3.8. Capital Adequacy.

                   (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.8, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Debtor shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section
3.8 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                   (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be reasonably necessary to compensate Agent or such Lender with respect to Section 3.8(a) hereof when delivered to Debtor shall be conclusive absent manifest error.

               3.9. Administrative Priority. The Obligations shall constitute allowed administrative expenses in the Chapter 11 Case having priority over all administrative expenses, charges against property and unsecured claims against Debtor, now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses or charges against property of the kind specified in Sections 503(b), 506(c), 507(a) and 507(b) of the Bankruptcy Code, subject, as to priority, only to allowed administrative expenses having priority over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities.

IV. COLLATERAL: GENERAL TERMS

               4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender of the Obligations, Debtor hereby assigns, pledges and grants to Agent for the ratable benefit of each Lender a continuing security interest in and to all of the Collateral whether now owned or existing or hereafter acquired or arising and wheresoever located subject only to valid liens (i) otherwise senior to Lenders as of the Filing Date except that with respect to the assets which secured that Mortgage and Indenture of Trust dated as of April 1, 1989 between the Industrial Development Board of the City of Scottsboro, Alabama and South Trust Bank of Alabama, National Association, as Trustee (the "Scottsboro Indenture"), as to which assets Lenders shall only receive a security interest in the proceeds, if any, of such asset which exceed the amount required to retire indebtedness secured by such assets, and (ii) not subject to avoidance by a trustee under the Bankruptcy Code.

               Debtor shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

               4.2. Perfection of Security Interest. Debtor shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may reasonably specify, and stamping or marking, in such manner as Agent may reasonably specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into lockbox and other custodial arrangements reasonably satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance reasonably satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Debtor's account as a Revolving Advance and added to the Obligations.

               4.3. Disposition of Collateral. Debtor will safeguard and protect all Collateral and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business,
(b) upon the written consent of the Lender or (c) pursuant to order of the Bankruptcy Court on notice to Lender.

               4.4. Preservation of Collateral. Following the occurrence of an Event of Default but only so long as the Event of Default is continuing in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may reasonably deem appropriate; (b) may employ and maintain at any of Debtor's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any of Debtor's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Debtor's owned or leased property. Debtor shall cooperate fully with Agent's reasonable efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent reasonably may direct. Upon Debtor's receipt of reasonably detailed invoices therefor, Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Debtor's account as a Revolving Advance and added to the Obligations.

               4.5. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) Debtor shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first security interest in each and every item of the Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Debtor or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of Debtor that appear on such documents and agreements shall be genuine and Debtor shall have full capacity to execute same; and (d) Debtor's Equipment and Inventory shall be located as set forth on
Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business and the sale of Equipment to the extent permitted in
Section 4.3 hereof and the transfer of Equipment and Inventory in connection with any relocation or consolidation of the Debtor's business operations. Debtor shall provide Lenders with notification of any such relocation or consolidation.

               4.6. Defense of Agent's and Lender's Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect subject to the terms of this Agreement. During such period Debtor shall not, except as provided in the Bankruptcy Court Order without Agent's prior written consent or further order of the Bankruptcy Court, pledge, sell (except Inventory in the ordinary course of business), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Debtor shall defend Agent's interests in the Collateral against any and all persons whatsoever. Subject to the provisions of the Bankruptcy Court Order, at any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Debtor shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and the Lenders shall be entitled, subject to the provisions of the Bankruptcy Code and the Bankruptcy Court Order, to all of the rights and remedies set forth herein and further provided by the

Uniform Commercial Code or other applicable law. Debtor shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into Debtor's possession, they, and each of them, shall be held by Debtor in trust as Agent's trustee, and Debtor will immediately deliver them to Agent in their original form together with any necessary endorsement.

               4.7. Books and Records. Debtor (a) shall keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Debtor.

               4.8. Financial Disclosure. Debtor hereby irrevocably authorizes and directs all accountants and auditors employed by Debtor at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of Debtor's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning Debtor's financial status and business operations. Debtor hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to Debtor, whether made by Debtor or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from Debtor prior to obtaining such information or materials from such accountants or such authorities. Agent will provide Debtor with one business days prior notice of the exercise of its rights under this provision.

               4.9. Compliance with Laws. Debtor shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of Debtor's business the non-compliance with which might reasonably be expected to have a Material Adverse Effect on Debtor. Debtor may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of the Lenders to protect Agent's Lien on or security interest in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

              4.10. Inspection of Premises. At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Debtor's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Debtor's business. Agent, any Lender and their agents may enter upon any of Debtor's premises upon 30 hours prior notice at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Debtor's business. Agent, any Lender and their agents may be physically present on Debtor's premises no more than one day each week for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Debtor's business and such reasonable period of time to conduct periodic audits.

              4.11. Insurance. Debtor shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Debtor's own cost and expense in amounts and with carriers acceptable to Agent, Debtor shall (a) keep all its insurable properties and properties in which Debtor has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Debtor's including, without limitation, business interruption insurance;, (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Debtor's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Debtor either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Debtor is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (b) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and Debtor to make payment for such loss to Agent and not to Debtor and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Debtor and Agent jointly, Agent may endorse Debtor's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses
(a) and (b) above. All loss recoveries received by Agent upon any such insurance shall be applied to the Obligations, as provided in Section 2.13 or otherwise provided in this Agreement. Any surplus shall be paid by Agent to Debtor or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Debtor to Agent, on demand. Notwithstanding the foregoing or any provision hereof to the contrary, nothing herein shall affect the rights of the indenture trustee with respect to the Debtor's Pisgah, Alabama facility and industrial development bond nor the rights of any personal injury claimant.

              4.12. Failure to Pay Insurance. If Debtor fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor for Debtor's account, and charge Debtor's account therefor and such expenses so paid shall be part of the Obligations.

              4.13. Payment of Taxes. Debtor will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Debtor or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Debtor and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Debtor pay the taxes, assessments or other Charges and Debtor hereby indemnifies and holds Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 4.13 shall be charged to Debtor's account as a Revolving Advance and added to the Obligations and, until Debtor shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Debtor's credit and Agent shall retain its security interest in any and all Collateral held by Agent.

              4.14. Payment of Leasehold Obligations. To the extent required under the Bankruptcy Code, Debtor shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request, will provide evidence of having done so. Nothing herein shall affect the rights of the Debtor to reject any leases under the Bankruptcy Code.

              4.15. Receivables.

                   (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of Debtor, or work, labor or services theretofore rendered by Debtor as of the date each Receivable is created. Same shall be due and owing in accordance with Debtor's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Debtor to Agent.

                   (b) Solvency of Customers. Except for Customers currently in proceedings under Chapter 11 of the Bankruptcy Code, each Customer, to the best of Debtor's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due.

                   (c) Locations of Debtor. Debtor's chief executive office is located at One Penn Plaza, 46th Floor, New York, New York 10119. Until written notice is given to Agent by Debtor of any other office at which it keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

                   (d) Collection of Receivables. Until Debtor's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default), Debtor will, at Debtor's sole cost and expense, but on Agent's behalf and for Agent's account, collect in trust for Agent all amounts received on Receivables, and shall not commingle such collections with Debtor's funds or use the same except to pay Obligations and deposit all such collections into the Depository Account. Debtor shall, upon request, deliver to Agent or the Depository Account in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness resulting from the collection of Receivables.

                   (e) Notification of Assignment of Receivables. At any time following the occurrence of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Debtor's account and added to the Obligations.

                   (f) Power of Agent to Act on Debtor's Behalf. At any time following the occurrence of an Event of Default, Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or Debtor any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Debtor hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Debtor hereby constitutes Agent or Agent's designee as Debtor's attorney with power (i) to endorse Debtor's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign Debtor's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign Debtor's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or [otherwise; (vii) to exercise all of Debtor's rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign Debtor's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign Debtor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and
(xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done in bad faith or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an

Event of Default, to change the address for delivery of mail addressed to Debtor to such address as Agent may designate.

In the event that Agent takes any such action it shall advise the Debtor of all receipts and maintain books and records relating thereto.

                   (g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of an Event of Default Agent may, without notice or consent from Debtor, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence of an Event of Default the return of the goods represented by any of the Receivables, without notice to or consent by Debtor, all without discharging or in any way affecting Debtor's liability hereunder.

                   (h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall be remitted to a lockbox and then deposited into or deposited by Debtor into a lockbox account with Agent ("Depository Account"). All funds deposited in such Depository Account shall immediately become the property of Agent, subject to the Debtor's and Guarantors' rghts under the Bankruptcy Court Order.

                   (i) Adjustments. Debtor will not, without Agent's consent, compromise or adjust any Receivables for less than ninety- five (95%) percent of the original invoice amount (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Debtor.

              4.16. Inventory. All Inventory has been, and will be, produced by Debtor in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder to the extent applicable.

              4.17. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Debtor shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.

              4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as Debtor's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of Debtor's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by Debtor of any of the terms and conditions thereof.

              4.19. Environmental Matters. Debtor will take reasonable steps to ensure that the Real Property remains in compliance with all Environmental Laws and it will not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

                   (b) Debtor will maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

                   (c) Debtor will (i) employ in connection with its use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Debtor shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Debtor in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                   (d) In the event Debtor obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Debtor's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Debtor shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which Debtor is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

                   (e) Debtor shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Debtor to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Debtor and the Authority regarding such claims to the Lender until the claim is settled. Debtor shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Debtor is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

                   (f) Debtor shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all reasonable steps necessary to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. Subject to the rights of the Trustee under the Scottsboro Indenture, if Debtor shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Debtor shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of the Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and the Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Revolving Advances shall be paid upon demand by Debtor, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and Debtor.

                   (g) Promptly upon the reasonable written request of Agent from time to time, Debtor shall provide Agent, at Debtor's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent.

                   (h) Debtor shall defend and indemnify Agent and the Lenders and hold Agent, the Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or the Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Debtor's obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Debtor's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                   (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Debtor's right, title and interest in and to its owned and leased premises.

              4.20. Limitations on Financing Statements. Except as respects the financing statements filed by Agent and the financing statements described on
Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

              4.21. No Filings Required. The liens and security interests referred to in this Agreement, and in the Other Documents shall be deemed valid and perfected by entry of the Bankruptcy Court Order, which entry has duly occurred. Agent shall not be required to file any financing statements, mortgages, notices of lien or similar instruments in any jurisdiction or filing office, or to take possession of any Collateral, or to take any other action in order to validate or perfect the liens and security interests granted by or pursuant to this Agreement, the Bankruptcy Court Order or any Other Document. If Agent shall, in its sole discretion, from time to time choose to file such financing statements, mortgages, notices of lien or similar instruments, take possession of any Collateral, or take any other action to validate or perfect any such security interests or liens, all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of the Bankruptcy Court Order and such Liens and security interests in the Collateral shall be prior to any other Liens and security interests, other than Permitted Senior Liens.

             4.22. Survival. The liens, security interests, lien priorities, administrative priorities and other rights and remedies granted to Agent pursuant to this Agreement, the Bankruptcy Court Order and the Other Documents (specifically including but not limited to the existence, perfection and priority of the liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by Debtor (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Chapter 11 Case, or by any other act or omission whatever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

             (1) except for allowed administrative expenses having priority over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Case or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of Agent or Lenders against Debtor in respect of any Obligation,

             (2) the liens and security interests in favor of Agent set forth herein, and in the Other Documents shall constitute valid and perfected first priority liens and security interests and shall be prior to all other liens and interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatever, and

             (3) the liens and security interests in favor of Agent set forth in this Agreement and in the Other Documents shall continue valid and perfected without the necessity that Agent file financing statements or otherwise perfect its liens and security interests under applicable nonbankruptcy law except, although Agent shall have a valid security interest in and lien on the Collateral, the foregoing provisions releasing Agent from any obligation to take any action to perfect such security interest or lien by filings or recordings shall not apply as to such Collateral as is or may hereafter be located outside of the territorial limits of the United States of America to the extent that the same may not be subject to the jurisdiction of the Bankruptcy Court.


V. REPRESENTATIONS AND WARRANTIES.

              Debtor represents and warrants as follows:

              5.1. Authority. Subject to the Bankruptcy Court Order, Debtor has full power, authority and legal right to enter into this Agreement and the Other Documents and perform all Obligations hereunder and thereunder. The execution, delivery and performance hereof and of the Other Documents to which Debtor is a party (a) are within Debtor's corporate powers, have been duly authorized, are not in contravention of law or the terms of Debtor's by-laws, certificate of incorporation or other applicable documents relating to Debtor's formation or to the conduct of Debtor's business or of any material agreement or undertaking to which Debtor is a party or by which Debtor is bound except as set forth in
Schedule 5.1 annexed hereto, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Debtor under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which Debtor or its property is a party or by which it may be bound.

              5.2. Formation and Qualification. Debtor is duly incorporated and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in the states listed on Schedule 5.2 which constitute all states in which qualification and good standing are necessary for Debtor to conduct its business and own its property and where the failure to so qualify might reasonably be expected to have a Material Adverse Effect on Debtor. Debtor has delivered to Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

                   (b) The only Subsidiaries of Debtor are listed on Schedule
5.2.

              5.3. Reserved.

              5.4. Tax Returns. Debtor's federal tax identification number is 13-5671757. Debtor has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable except any which are contested. Federal, state and local income tax returns of Debtor have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending November 30, 1990. The provision for taxes on the books of Debtor are adequate for all years not closed by applicable statutes, and for its current fiscal year, and Debtor has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

              5.5. The Projections.

              The Receipts and Disbursements Schedule prepared by the Debtors for the period ending December 31, 1996 reflect, as of the date hereof, the reasonable estimates of Debtor of the information projected therein, based on the assumptions accompanying such projections which while subject to changing conditions beyond Debtor's control are reasonable assumptions (a) predicated on historical financial and operating results of the Debtor and (b) in light of reasonably foreseeable business conditions.

              5.6. Reserved

              5.7. O.S.H.A. and Environmental Compliance.

                   (a) Debtor has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there are no outstanding citations, notices or orders of non-compliance issued to Debtor or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations.

                   (b) Debtor has been issued all required material federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

                   (c) To Debtor's knowledge, except as disclosed on Schedule 5.7(c), there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by Debtor; there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by Debtor; neither the Real Property nor any premises leased by Debtor has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and no Hazardous Substances are present on the Real Property or any premises leased by Debtor, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Debtor or of its tenants.

              5.8. No Litigation, Violation, Indebtedness or Default.

                   (a) Except as disclosed in Schedule 5.8(a), Debtor has no pending or threatened litigation, arbitration, actions or proceedings which might reasonably be expected to have a Material Adverse Effect on Debtor, or the ability of Debtor to perform this Agreement.

                   (b) Debtor is not in violation of any applicable statute, regulation or ordinance in any respect which might reasonably be expected to have a Material Adverse Effect on Debtor nor is Debtor in violation of any order of any court, governmental authority or arbitration board or tribunal.

                   (c) Neither Debtor nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, whether or not waived, and Debtor and each member of the Controlled Group has met all applicable minimum funding require- ments under
Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under
Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither Debtor nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof or by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan equals or exceeds the present value of the accrued benefits and other liabilities of such Plan and neither Debtor nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither Debtor nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither Debtor nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) neither Debtor nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) Debtor and each member of the Controlled Group has made all contributions due and payable by it with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR SS.2615.3 has not been waived, (xi) neither Debtor nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Debtor and any member of the Controlled Group, and (xii) neither Debtor nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

              5.9. Reserved

              5.10. Licenses and Permits. Except as set forth in Schedule 5.10, Debtor (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits might reasonably be expected to have a Material Adverse Effect on Debtor.

              5.11. Reserved

              5.12. Reserved

              5.13. No Burdensome Restrictions. Debtor has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

              5.14. No Labor Disputes. Debtor is not involved in any labor dispute; there are no strikes or walkouts or union organization of any of Debtor's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

              5.15. Margin Regulations. Debtor is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

              5.16. Investment Company Act. Debtor is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

              5.17. Disclosure. No representation or warranty made by Debtor in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains, to Debtor's knowledge, any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made. There is no fact known to Debtor or which reasonably should be known to Debtor which Debtor has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which might reasonably be expected to have a Material Adverse Effect on Debtor.

              5.18. Reserved

              5.19. Conflicting Agreements. Except as set forth on Schedule 5.1, no provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on Debtor or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

              5.20. Application of Certain Laws and Regulations. Neither Debtor nor any Subsidiary of Debtor is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services except any applicable usury or fraudulent conveyance statutes.

              5.21 Business and Property of Debtor. Upon and after the Closing Date, Debtor does not propose to engage in any business other than that business which is presently being conducted and activities necessary to conduct such business. On the Closing Date, Debtor will own or have the right to use all the property and possess all of the rights and Consents necessary for the conduct of the business of Debtor.


VI. AFFIRMATIVE COVENANTS.

              Debtor shall, until payment in full of the Obligations and termination of this Agreement:

              6.1. Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge the account of Debtor for all such fees and expenses.

              6.2. Conduct of Business and Maintenance of Existence and Assets.
(a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so might reasonably be expected to have a Material Adverse Effect on Debtor; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so might reasonably be expected to have a Material Adverse Effect on Debtor.

              6.3. Violations. Promptly notify Agent in writing of receipt of notice of any material violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to Debtor which might reasonably be expected to have a Material Adverse Effect on Debtor.

              6.4. Reserved

              6.5. Reserved

              6.6. Reserved

              6.7. Reserved

              6.8. Reserved

              6.9. Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

              6.10. Reserved

              6.11. Reserved.

              6.12. Operating Account. During the Term of this Agreement, Debtor shall and shall cause each Guarantor to maintain at Agent all of their principal operating accounts and cash management facilities or provide Lenders with a complete listing of all other existing accounts maintained by Debtor or such Guarantor and notify Lender immediately of the establishment of any additional accounts; provided further, that these accounts maintained by Debtor or the Guarantors shall be utilized by Debtor or the Guarantors in the normal course of their business.


VII. NEGATIVE COVENANTS.

              Debtor shall not, from and after the date hereof until satisfaction in full of the Obligations and termination of this Agreement:

              7.1. Merger, Consolidation, Acquisition and Sale of Assets.

                   (a) Enter into any merger, consolidation or other reorganization with or into any other Person (other than a Guarantor) or acquire all or a substantial portion of the assets or stock of any Person (other than a Guarantor) or permit any other Person (other than a Guarantor) to consolidate with or merge with it except to the extent approved by order of the Bankruptcy Court.

                   (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business or subject to order of the Bankruptcy Court.

              7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

              7.3. Guaranties. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, and (b) the endorsement of checks in the ordinary course of business.

              7.4. Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined capital and surplus of at least $500,000,000, or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof; and (e) as permitted by SS.354 of the Bankruptcy Code.

              7.5. Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, (b) loans to its employees in the ordinary course of business not to exceed the aggregate amount of $25,000 at any time outstanding and (c) advances for travel and related expenses incurred in the ordinary course of business.

              7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) during the term in an amount in excess of $250,000; provided, however, that if any capital asset is destroyed or otherwise damaged and the Debtor receives insurance proceeds for said casualty then the Debtor may replace such capital asset (provided there is availability under this Agreement) with a similar or like item without reducing the cap on capital expenditures set forth in this paragraph; provided, however, that if the costs of the similar or like items exceeds the amount of the insurance proceeds received by the Debtor for said item, the excess shall be charged to the cap for capital expenditures set forth in this paragraph.

              7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Debtor (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Debtor.

              7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) of Debtor except in respect of Indebtedness to Lenders; Indebtedness incurred for capital expenditures permitted under Section 7.6 hereof; Indebtedness listed on the schedules and statements filed by Debtor in the Chapter 11 Case and Indebtedness listed on
Schedule 5.1 annexed hereto.

              7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

              7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

              7.11. Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $400,000 in any one fiscal year; provided, however, the Debtor shall be permitted to renegotiate or renew leases existing as of the Filing Date or enter into new leases subsequent to the date hereof for items in replacement of or substantially similar to the items leased prior to the Filing Date for an amount not exceeding the amount of the existing leases for such items without affecting the limitation set forth herein; provided, further that any renegotiated, renewed or new lease entered into by the Debtor as set forth in the preceding sentence that is in excess of the annual lease obligations for the same or similar items will have that excess charged to the $400,000 cap set forth in this paragraph 7.11 hereof; provided, however, that if any leased asset is destroyed or otherwise damaged then the Debtor may replace such leased asset (provided there is availability under this Agreement) with a similar or like item at the same cost without reducing the cap on leases set forth in this paragraph; provided, however, that if the annual lease obligations for such replacement assets exceeds the prior lease obligation the excess shall be charged to the cap set forth in this section.

              7.12. Subsidiaries.

                    (a) Form any Subsidiary.

                    (b) Enter into any partnership, joint venture or similar arrangement.

              7.13. Fiscal Year and Accounting Changes. Change its fiscal year from November 30th or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

              7.14. Pledge of Credit. Now or hereafter pledge any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Debtor's business as conducted on the date of this Agreement.

              7.15. Amendment of Articles of Incorporation, By-Laws. Amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws unless required by law.

              7.16. Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on
Schedule 5.8(d); (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code; (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code; (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of Debtor or any member of the Controlled Group or the imposition of a lien on the property of Debtor or any member of the Controlled Group pursuant to Section 4068 of ERISA; (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d); (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify the Lender of the occurrence of any Termination Event; (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan; (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

              7.17. Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness (other than to Lender or in connection with providing adequate protection as required by the Bankruptcy Code and order of the Bankruptcy Court), or repurchase, redeem, retire or otherwise acquire any Indebtedness of Debtor.


VIII. CONDITIONS PRECEDENT.

              8.1. Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                   (a) Note. Agent shall have received the Notes duly executed and delivered by an authorized officer of Debtor;

                   (b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                   (c) Corporate Proceedings of Debtor. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of Debtor authorizing (i) the execution, delivery and performance of this Agreement, the Notes, any related agreements, (collectively the "Documents") and (ii) the granting by Debtor of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Debtor as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                   (d) Incumbency Certificates of Debtor. Agent shall have received a certificate of the Secretary or an Assistant Secretary of Debtor, dated the Closing Date, as to the incumbency and signature of the officers of Debtor executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                   (e) Certificates. Agent shall have received a copy of the Articles or Certificate of Incorporation of Debtor, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Debtor and to the best of Debtor's knowledge all agreements of Debtor's shareholders certified as accurate and complete by the Secretary of Debtor;

                   (f) Good Standing Certificates. To the extent possible, Agent shall have received good standing certificates for Debtor dated not more than 30 days subsequent to the Closing, issued by the Secretary of State or other appropriate official of Debtor's jurisdiction of incorporation and each jurisdiction where the conduct of Debtor's business activities or the ownership of its properties necessitates qualification;

                   (g) Reserved;

                   (h) No Litigation. Other than the Chapter 11 Case, No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Debtor or against the officers or directors of Debtor (A) in connection with the Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of the Lenders, is deemed material or (B) which if adversely determined, could, in the reasonable opinion of the Lenders, might reasonably be expected to have a Material Adverse Effect on Debtor; and no injunction, writ, restraining order or other order of any nature materially adverse to Debtor or the conduct of its business or inconsistent with the due consummation of the transaction contemplated hereunder (the "Transactions") shall have been issued by any Governmental Body;

                   (i) Fees. Agent shall have received any fees required to be paid at Closing under the terms of this Agreement on or prior to the Closing Date pursuant to Article III hereof;

                   (j) Insurance. Agent shall have received in form and substance satisfactory to Agent, certified copies of Debtor's casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Debtor's liability insurance policies, together with endorsements naming Agent as a co-insured;

                   (k) Payment Instructions. Agent shall have received written instructions from Debtor directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                   (l) Reserved;

                   (m) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

                   (n) Bankruptcy Court Order. The Bankruptcy Court Order in the form of Exhibit 8.1(n) hereto shall have been entered by the Bankruptcy Court and Lenders shall have received a certified copy of the same, and such order shall be in full force and effect, and shall not have been reversed, stayed, modified or amended without the express written joinder or actual consent of Lenders which in Lender's reasonable judgment might reasonably be expected to have a Material Adverse Effect on Debtor;

                   (o) Reserved

                   (p) Reaffirmations. Agent shall have received reaffirmations from each of the Guarantors with respect to the Guaranties and any Subsidiary Security Agreements;

                   (q) Borrowing Base Certificate. Concurrent delivery to Lender of a Borrowing Base Certificate.

                   (r) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be reasonably satisfactory in form and substance to Agent, the Lenders and their counsel.

              8.2. Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                   (a) Representations and Warranties. Each of the representations and warranties made by Debtor in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such borrowing or issuance;

                   (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Lenders in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

                   (c) Bankruptcy Court Order. On the date of such Advance, the Bankruptcy Court Order shall be in full force and effect and shall not have been materially (in Lenders' sole discretion) reversed, stayed, modified or amended, unless expressly consented to in writing by Lenders. Unless Lenders shall have joined in or expressly consented in writing to the same, there shall be no motion pending: (i) to reverse, modify or amend the Bankruptcy Court Order, or
(ii) to permit any administrative expense or unsecured claim against Debtor, now existing or hereafter arising, of any kind or nature whatsoever, to have administrative priority as to Debtor equal or superior to the priority of Lender in respect of the Obligations, except for allowed administrative expenses having priority over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities, or (iii) to grant or permit the grant of a Lien on any property or asset of Debtor having priority equal or superior to the liens and security interests in favor of Lender in respect of the Obligations, except for Permitted Encumbrances; and

                   (c) Maximum Advances. In the case of any Advances requested to be made, after giving effect thereto, the aggregate

Advances shall not exceed the maximum Advances permitted under Section 2.1 hereof; and

                   (e) Borrowing Base Certificate. Concurrent delivery to Lender of a Borrowing Base Certificate.

Each request for an Advance by Debtor hereunder shall constitute a representation and warranty by Debtor as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX. INFORMATION AS TO DEBTOR.

              Debtor shall, until satisfaction in full of the Obligations and the termination of this Agreement:

              9.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Agent and Chemical Bank ("Chemical") all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral, including, without limitation, Debtor's reclamation or repossession of, or the return to Debtor of, a material amount of goods or claims or disputes asserted by any Customer or other obligor, or transactions with Affiliates.

              9.2. Schedules. Deliver to Agent and Chemical on or before the fifteenth (15th) day of each month as and for the prior month, all in form and substance satisfactory to the Agent (a) accounts receivable agings, (b) accounts payable schedules and (c) Inventory reports. In addition, Debtor will deliver to Agent and Chemical at such intervals as Agent may require such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances test verifications, weekly accounts receivable summary and monthly accounts receivable detail runs. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by Debtor and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and Debtor's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

              9.3. Reserved

              9.4. Litigation. Promptly notify Agent and Chemical in writing upon its knowledge of any litigation, suit or administrative proceeding affecting Debtor, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which might reasonably be expected to have a Material Adverse Effect on Debtor.

              9.5. Material Occurrences. Promptly notify Agent and Chemical in writing upon its knowledge of the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Debtor as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Internal Revenue Code, could subject Debtor to a tax imposed by Section 4971 of the Internal Revenue Code;
(d) each and every default by Debtor which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of Debtor or any Guarantor which might reasonably be expected to have a Material Adverse Effect on the Debtor; in each case describing the nature thereof and the action Debtor proposes to take with respect thereto.

              9.6. Reserved

              9.7. Reserved

              9.8. Reserved

              9.9. Reserved

              9.10. Financial Reports and Other Reports. Furnish Agent and Chemical as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of any final version of financial statements and reports generated by the Debtor or sent to its stockholders.

              9.11. Additional Information. Furnish Agent and Chemical with such additional information as Agent and Lenders shall reasonably request in order to enable Agent and Lenders to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Debtor including, without limitation and without the necessity of any request by Agent,
(a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of Debtor's opening of any new office or place of business or Debtor's closing of any existing office or place of business, and
(c) promptly upon Debtor's learning thereof, notice of any labor dispute to which Debtor may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Debtor is a party or by which Debtor is bound.

              9.12. Projected Operating Budget. Furnish Agent and Chemical, no later than the twentieth (20) day after the beginning of each month, with an analysis of the immediately preceding month by comparison of the projected operating budget and cash flow of Debtor for such month to actual results for such month, and a discussion and analysis by management with respect to variances to the budget for the previous month as compared to actual results.

              9.13. ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (i) Debtor or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Debtor or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC (as hereinafter defined) with respect thereto, (ii) Debtor or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred together with a written statement describing such transaction and the action which Debtor or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by Debtor or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which Debtor or any member of the Controlled Group was not previously contributing shall occur, (v) Debtor or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Debtor or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, together with copies of each such letter; (vii) Debtor or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) Debtor or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment; (ix) Debtor or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

              9.14. Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.


X. EVENTS OF DEFAULT.

              The occurrence of any one or more of the following events shall constitute an "Event of Default":

              10.1. failure by Debtor to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided herein or under the Note when due;

              10.2. any representation or warranty made or deemed made by Debtor in this Agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith shall prove to have been misleading in any material respect on the date when made and such breach of representation or warranty is not cured or waived within four (4) Business Days after the Default Notice is given to Debtor and Debtors' counsel by Lenders;

              10.3. failure by Debtor to (i) furnish financial information when due or when requested hereunder, or (ii) permit the inspection of its books or records as required hereunder; provided, however, that said failure shall not be deemed an Event of Default if cured by Debtors within four (4) Business Days after the Default Notice is given to Debtor and Debtors' counsel by Lenders;

              10.4. Reserved;

              10.5. any lien purported to be created by this Agreement, the Other Documents, the Bankruptcy Court Order in any of the Collateral shall, for any reason, cease to be valid or any action is commenced by Debtor which contests the validity, perfection or enforceability of any pre-petition liens of Lender or any lien created by this Agreement, the Other Documents or the Bankruptcy Court Order;

              10.6. an order shall be entered by the Bankruptcy Court, (i) appointing a trustee in the Chapter 11 Case; or (ii) appointing an examiner in the Chapter 11 Case with the authority to perform the duties of a trustee in respect of the possession or management of the property of the estate of Debtor or the operation of the business of Debtor in addition to those duties set forth in subsections 1106(a)(3) and 1106(a)(4) of the Bankruptcy Code;

              10.7. an order shall be entered by the Bankruptcy Court, dismissing the Chapter 11 Case or converting to a Chapter 7 case the Chapter 11 Case;

              10.8. an order shall be entered by the Bankruptcy Court confirming a plan of reorganization of Debtor that does not provide for the payment in full to Lenders on the effective date of any such plan;

              10.9. Reserved;

              10.10. the reversal, vacatur, stay, amendment, supplementation or other modification of the Bankruptcy Court Order in a manner which shall, in the reasonable opinion of Agent, materially and adversely affect the rights of Lenders hereunder or shall materially and adversely affect the priority of any or all of Agent's liens, security interests or claims and a Default Notice thereof is given;

              10.11. the occurrence of a materially adverse change, as determined by Lenders in good faith, in the financial condition of Debtor and a Default Notice thereof is given, provided, however, that said occurrence shall not be deemed an Event of Default if cured by the Debtor within four (4) business days after the Default Notice is given by Lenders;

              10.12. material non-compliance or default by Debtor with any of the terms and provisions of the Bankruptcy Court Order, this Agreement, the Other Documents and a Default Notice thereof is given, provided, however, that said non-compliance or default shall not be deemed an Event of Default if cured by Debtor within four (4) Business Days after the Default Notice is given by Agent;

              10.13. Debtor shall cease operating in the ordinary course of business or sell or liquidate substantially all of its assets without the prior written consent of Lenders or provision for the payment in full of Lenders from such sale proceeds or take any action for the purpose of effecting the foregoing and a Default Notice thereof is given;

              10.14. termination of any Guaranty executed and delivered to Lenders in connection with the Obligations of Debtor (after giving effect to any applicable grace period), or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement; or

              10.15. an event or condition specified in Sections 7.16 or 9.13 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, either Debtor or any member of the Controlled Group shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Plan or the Pension Benefit Guaranty Corp. (or both) which, in the reasonable judgment of Lender, might reasonably be expected to have a Material Adverse Effect upon the Collateral or the ability of Debtor to perform its Obligations under this Agreement.

XI. LENDERS' RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT.

              11.1. Rights and Remedies. Upon the occurrence of an Event of Default and at any time thereafter (such default not having previously been cured), at the option of the Required Lenders all Obligations shall be immediately due and payable and the Lenders shall have the right to immediately cease making Advances under this Agreement and to move, on not less than five
(5) days written notice to Debtors and Debtors' counsel and all other parties entitled to notice, for relief from the restriction of Bankruptcy Code SS.362 to exercise its rights and remedies pursuant to the Bankruptcy Court Order. Upon the occurrence of any Event of Default, the grant of relief from the provisions of Section 362 of the Bankruptcy Code and in accordance with the terms of the Bankruptcy Court Order, (a) Lenders shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process; (b) Lenders may enter any of Debtor's premises or other premises without legal process and without incurring liability to Debtor therefor, (c) Lenders may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Lenders may deem advisable, (d) Lenders may require Debtor to make the Collateral available to Lenders at a convenient place, and (e) with or without having the Collateral at the time or place of sale, Lenders may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Lenders may elect, provided that such sale is made in a commercially reasonable manner. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lenders shall give Debtor reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Debtor at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Lenders may bid for and become the purchaser, and Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Debtor. In connection with the exercise of the foregoing remedies, Lenders are granted permission to use (a) all of Debtor's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be distributed in accordance with the provisions of the Bankruptcy Court Order. If any deficiency shall arise, Debtor shall remain liable to Agent and the Lenders therefor. Notwithstanding anything to the contrary in the foregoing provisions, Lender shall have no right to take any action with respect to Special Collateral until the earlier of (A) twelve (12) months from the occurrence of a Termination Event or (B) all Collateral has been disposed of and shall apply the proceeds of Collateral first to the Obligations in excess of the Maximum Revolving Advance Amount; provided, further, that if the Lender utilizes the Special Collateral to satisfy its Obligations, once the Obligations to Lender are satisfied in full the parties providing the Special Collateral shall be subrogated to the rights of Lender hereunder to the extent of the Special Collateral.


              11.2. Lender's Discretion. Lenders shall have the right in their sole discretion to determine which rights, Liens, security interests or remedies Lenders may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Lenders' rights hereunder.

              11.3. Setoff. In addition to any other rights which any Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right to apply any of Debtor's cash or cash equivalents held by Agent and such Lender to reduce the Obligations.

              11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.


XII. WAIVERS AND JUDICIAL PROCEEDINGS.

              12.1. Waiver of Notice. Debtor hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein or in the Bankruptcy Court Order.

              12.2. Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

              12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


XIII. EFFECTIVE DATE AND TERMINATION.

              13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each of Debtor, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the last day of the Term unless sooner terminated as herein provided, provided the term may be extended upon mutual agreement of the parties subject to appropriate order of the Bankruptcy Court.

              13.2. Termination. The termination of the Agreement shall not affect any of Debtor's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and the Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Debtor's account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Debtor have been paid or performed in full after the termination of this Agreement or Debtor has furnished Agent and the Lenders with an indemnification satisfactory to Agent and the Lenders with respect thereto. Accordingly, Debtor waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to Debtor, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms or all Obligations have been paid in full in immediately available funds and, with respect to the cash collateral securing the Carve-Out, the Carve-Out has been satisfied.

              13.3. Release and Satisfaction. Upon the date on which the Obligations shall have been fully and finally paid in full, and this Agreement has terminated, Agent and Lenders shall release and terminate (i) any and all liens, security interests and mortgages granted by Debtor or any Guarantor pursuant to this Agreement, the Guaranties, the Subsidiary Security Agreements, the Mortgage and the Bankruptcy Court Order, and (ii) all rights in the Collateral (except to the extent of Collateral which secures the Carve-Out); all of which released interests and rights shall revert to the Debtor and the Guarantors in accordance with their respective rights thereto. Upon such release and termination, the Agent and the Lenders, at the Debtor's expense, shall execute and deliver to the Debtor and the Guarantors such documents prepared by the Debtor or the Guarantors and delivered to the Agent and the Lenders as the Debtor or the Guarantors shall reasonably request to evidence such release and termination. After satisfaction of the Carve-Out, any Collateral remaining shall be promptly delivered to the Debtor once the Obligations have been paid in full.


XIV. REGARDING AGENT.

              14.1. Appointment. Each Lender hereby designates Fleet to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and in accordance with the terms of the Administration Agreement dated as of the date hereof ("Administration Agreement") between Lenders.

              14.2. Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in the Administration Agreement.

              14.3. Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Debtor in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Debtor. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by Debtor pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of Debtor, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of Debtor, or the existence of any Event of Default or any Default.

              14.4  Reserved.

              14.5. Reserved.

              14.6. Reserved.

              14.7. Indemnification. To the extent Agent is not reimbursed and indemnified by Debtor, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence (but not mere negligence) or willful misconduct or gross (not mere) negligence.

              14.8. Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Debtor as if it were not performing the duties specified herein, and may accept fees and other consideration from Debtor for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

              14.9. Reserved.

              14.10. Debtor's Undertaking to Agent. Without prejudice to its obligations to the Lenders under the other provisions of this Agreement, Debtor hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or the Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy Debtor's obligations to make payments for the account of the Lenders or the relevant one or more of them pursuant to this Agreement.


XV. MISCELLANEOUS.

              15.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Debtor with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Debtor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Debtor at its address set forth in Section 15.6. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Lenders to bring proceedings against Debtor in the courts of any other jurisdiction. Debtor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens if an action is brought in any court of competent jurisdiction in the City of New York, State of New York or United States of America. Any judicial proceeding by Debtor against the Lenders involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

              15.2. Entire Understanding. This Agreement and the documents executed concurrently herewith contain the entire understanding between Debtor, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Debtor's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Debtor acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                   (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Debtor may, subject to the provisions of this
Section 15.2 (b), from time to time enter into written supplemental agreements to this Agreement, the Notes or the Other Documents executed by Debtor, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of the Lenders, Agent or Debtor thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all the Lenders:

                       (i) increase the Commitment Percentage of any Lender.

                       (ii) extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Debtor to Lenders pursuant to this Agreement or waive any Default or Event of Default.

                       (iii) alter the definition of the term Required Lenders or alter, amend or modify this Section 15.2(b).

                       (iv) change the rights and duties of Agent.

Any such supplemental agreement shall apply equally to each of the Lenders and shall be binding upon Debtor, the Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Debtor, Agent and the Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

              15.3. Successors and Assigns; Participations; New Lenders.

                   (a) This Agreement shall be binding upon and inure to the benefit of Debtor, Agent, each Lender, all future holders of the Note and their respective successors and assigns, except that Debtor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

                   (b) Debtor acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Debtor shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Debtor be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Debtor hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

                   (c) Any Lender may sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to (a) one or more additional banks or financial institutions with a satisfied minimum capital surplus of $250,000,000 and (b) with the consent of the Debtor, which consent shall not be unreasonably withheld or delayed, to any other person, and one or more additional banks, financial institutions or parties may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $1,000,000. Upon execution and delivery of the appropriate document, (i) Purchasing Lender thereunder shall be a party hereto have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, be released from its obligations under this Agreement. Debtor hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Debtor and Lenders shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

                   (d) Reserved.

                   (e) Debtor authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Debtor which has been delivered to such Lender by or on behalf of Debtor pursuant to this Agreement or in connection with such Lender's credit evaluation of Debtor.

              15.4. Application of Payments. Subject to the Bankruptcy Court Order and Sections 15.6, 15.9 and 15.11 of this Agreement, to the extent that Debtor makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for Debtor's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

              15.5 Indemnity. Debtor shall indemnify Agent and each Lender and their officers, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct, bad faith or gross negligence of the party being indemnified.

              15.6. Notice. Any notice or request hereunder may be given to Debtor or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, or (b) upon actual receipt thereof when sent by a recognized overnight delivery service or (c) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

           (A)  If to Agent or                  Fleet Bank, N.A.

                                      -68-

                     Fleet at:                  175 Water Street
                                                New York, New York
                                                Attention:  Ted Janeczko
                                                Telephone:  (212) 602-1805
                                                Telecopier: (212) 602-2211

                     with a copy to:            Hahn & Hessen LLP
                                                350 Fifth Avenue
                                                New York, New York 10118
                                                Attention:  Daniel J. Krauss, Esq.
                                                Telephone:  (212) 736-1000
                                                Telecopier: (212) 594-7167

           (B)       If to Chemical
                            Bank at             Chemical Bank
                                                270 Park Avenue
                                                New York, New York
                                                Attention:  Patrick Daniello
                                                Telephone:  (212) 270-1484
                                                Telecopier: (212) 270-5784

           (C)  If to Debtor, at:               Andover Togs, Inc.
                                                1 Penn Plaza
                                                New York, New York 10119
                                                Attention: William Cohen
                                                Telephone: 212-244-0700
                                                Telecopier: 212-244-0205

                     with a copy to:            Whitman, Breed, Abbott & Morgan
                                                200 Park Avenue
                                                New York, New York  10166
                                                Attention: Norman N. Kinel, Esq.
                                                Telephone: (212) 351-3313
                                                Telecopier: (212) 351-3131

              15.7. Survival. The obligations of Debtor under Sections 3.7, 3.8 and 3.9 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

              15.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

              15.9. Expenses. Subject to the Bankruptcy Court Order, all costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by Agent, Agent on behalf of the Lenders and the Lenders
(a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with Debtor, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Debtor's account and shall be part of the Obligations, except and to the extent that any such costs and expenses are incurred in connection with action taken in violation of the Bankruptcy Court Order or the willful misconduct, gross negligence or bad faith of Agent or the Lenders.

              15.10. Injunctive Relief. Debtor recognizes that, in the event Debtor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Lenders; therefore, each Lender, if such Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

              15.11. Consequential Damages. Neither Lenders nor any agent or attorney for any of them shall be liable to Debtor for consequential damages arising from the establishment, administration or collection of the Obligations except to the extent of the willful misconduct, bad faith or gross negligence of Lenders, their agents or attorneys.

              15.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

              15.13. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

              15.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

              Each of the parties has signed this Agreement as of the day and year first above written.

                                             ANDOVER TOGS, INC.
                                             Debtor and Debtor-In-Possession

                                             By: /s/ William L. Cohen
                                                ________________________________

                                             Its: President
                                                 _______________________________
[SEAL]


                                             One Penn Plaza
                                             New York, New York  10119



                                             FLEET BANK, N.A., as Lender and as
                                             Agent


                                             By: /s/ Theodore Janeczko
                                                _______________________________

                                             Its: V.P.
                                                 ______________________________

                                             175 Water Street
                                             New York, New York  10038



                                             Commitment Percentage:  60%


                                             CHEMICAL BANK


                                             By: /s/ Patrick A. Daniello
                                                ________________________________

                                             Its: Vice President
                                                  ______________________________

                                             270 Park Avenue
                                             New York, New York  10017


                                             Commitment Percentage:  40%

STATE OF NEW YORK           )
                            ) ss.
COUNTY OF NEW YORK          )


         On this 28th day of May, 1996, before me personally came
William L. Cohen, to me known, who, being by me duly sworn, did depose and say that he is the President of Andover Togs, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                                                /s/ Mark S. Indelicato
                                                ------------------------------
                                                             NOTARY PUBLIC


STATE OF NEW YORK           )
                            ) ss.
COUNTY OF NEW YORK          )


         On this 28th day of May, 1996, before me personally came
Theodore Janeczko, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of Fleet Bank, National Association, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.

                                                /s/ Mark S. Indelicato
                                                ------------------------------
                                                             NOTARY PUBLIC


STATE OF NEW YORK           )
                            ) ss.
COUNTY OF NEW YORK          )


         On this 28th day of May, 1996, before me personally came
Patrick A. Daniello, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of Chemical Bank, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.


                                                /s/ Mark S. Indelicato
                                                ------------------------------
                                                             NOTARY PUBLIC

                      Schedules and exhibits not submitted.